THIRD AMENDMENT TO THE
SUPPLEMENTAL DEFERRED COMPENSATION PLAN
FOR SELECT EXECUTIVE EMPLOYEES OF
OLD NATIONAL BANCORP AND SUBSIDIARIES
(As Amended and Restated Effective as of January 1, 2003)

WHEREAS, Old National Bancorp (the “Company”) maintains the Supplemental Deferred Compensation Plan for Select Executive Employees of Old National Bancorp and Subsidiaries (As Amended and Restated Effective as of January 1, 2003) (the “Plan”); and

WHEREAS, pursuant to the authority contained in Section 7.1 of the Plan, the Company has reserved the right to amend the Plan by action of its Board of Directors (the “Board”); and

WHEREAS, the Board has determined that the Plan should be amended to freeze participation in the Plan and to freeze benefits accrued under the Plan as of December 31, 2004;

NOW, THEREFORE, pursuant to the authority reserved to the Company under Section 7.1 of the Plan, the Plan is hereby amended, effective as of December 31, 2004, as follows:

1. By adding the following sentence to the end of Article II of the Plan:

“Notwithstanding the foregoing, no current or future Employee of the Employer, who is not already a Participant in the Plan as of December 31, 2004, shall become a Participant in the Plan after December 31, 2004.”

2.	By adding the following sentence to the end of Section 3.1(a):

“No Participant Salary Deferral Contributions may be made to the Plan for any Plan Year commencing after December 31, 2004.”

3.	By adding the following sentence to the end of Section 3.1(b):

“Notwithstanding the foregoing, Compensation earned after December 31, 2004 will not be used to determine any benefit under the Plan.”

4.	By adding the following sentence to the end of Section 3.1(d):

“Bonus Deferral Agreements may not be made under the Plan for any Plan Year commencing after December 31, 2004. Notwithstanding the preceding sentence, Gainsharing payments accrued in or for the 2004 Plan Year, even if paid in the 2005 Plan Year, may be contributed to the Plan pursuant to a Bonus Deferral Agreement timely and properly made prior to the 2005 Plan Year.”

5.	By adding the following sentence to the end of Section 3.3(a):

“Supplemental Employer Matching Contributions shall not be made to the Plan for any Plan Year commencing after December 31, 2004. Notwithstanding the preceding sentence, Supplemental Employer Matching Contributions accrued in or made for the 2004 Plan Year, even if paid in the 2005 Plan Year, may be contributed to the Plan.”

6.	By adding the following sentence to the end of Section 3.3(b):

“Supplemental Employer Contributions (i.e., discretionary or profit sharing contributions) shall not be made to the Plan for any Plan Year commencing after December 31, 2004. Notwithstanding the preceding sentence, Supplemental Employer Contributions accrued in or made for the 2004 Plan Year, even if paid in the 2005 Plan Year, may be contributed to the Plan.”

7. By adding the following new Supplement A to the Plan:

"SUPPLEMENT A
FREEZE OF THE PLAN

A-1 Application. The purpose of this Supplement is to freeze the Plan effective December 31, 2004. The provisions of this Supplement supersede the provisions of the Plan to the extent necessary to eliminate any inconsistency between the Plan and this Supplement.

A-2 Freeze Effective Date. Notwithstanding any provision of the Plan to the contrary, the Plan will be “frozen” effective December 31, 2004 (the “Freeze Date”) in accordance with the provisions of the Plan as modified by this Supplement.

A-3 Cessation of Benefit Accrual. Except as otherwise provided in this Third Amendment, Participants will not accrue any additional benefits after the Freeze Date. Investment credits earned after the Freeze Date shall continue to be allocated to Individual Accounts, however, pursuant to Article III and IV.

A-4 Continued Participation. All Employees who are Participants in the Plan on the Freeze Date will continue as Participants with respect to their Individual Accounts until the balances in those Individual Accounts are distributed to them or to their beneficiaries as provided in the Plan or until the Plan is either merged with another non-qualified plan of the Company or terminated.

A-5 Distribution of Benefits. No distribution of benefits will be made to or for the benefit of Participants as a result of the freeze of the Plan. Benefits will be paid at the time and in the manner provided for in the Plan.”

8. The Plan shall remain the same in all other respects.

IN WITNESS WHEREOF, the Company has caused this Third Amendment to be signed on its behalf by its duly authorized officers this 9th day of December, 2004, but effective as of December 31, 2004.

OLD NATIONAL BANCORP

By /s/ Jeffrey L. Knight

Jeffrey L. Knight, Corporate Secretary

ATTEST:

/s/ Allen R. Mounts
Allen R. Mounts, Senior Vice President